NitroCast Prototype Development

                                Statement of Work





                                   Prepared By
                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                  July 24, 2000



--------------------------------------------------------------------------------
                          Statement of Confidentiality
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     This document contains trade secrets and information that is company sensitive, proprietary, and confidential, the disclosure of which would provide a competitive advantage to others. As a result, this document shall not be disclosed, used or duplicated, in whole or in part, for any purpose other than to evaluate Nivis.

     If a contract is awarded to Nivis, as a result of, or in connection with the submission of this document, any right to duplicate, use, or disclose the data will be to the extent provided in the resulting agreement. This restriction does not limit the rights of the recipient to use information contained in the data if it is rightfully obtained from another source without restriction.

           Copyright (c) 2000 Nivis [Unpublished]. All rights reserved.

Table of Contents

Nivis contacts:...............................................................2


1.       Scope of Work........................................................3


2.       Proposed Approach....................................................4


3.       Deliverables.........................................................5

   o     Project kick-off, planning and agreement on milestone dates..........5
   o     Project Management...................................................5
   o     BluePrint............................................................5
   o     Prototype Handover...................................................5

4.       Nivis Assumptions....................................................5


5.       Staffing.............................................................6


6.     Responsibilities of Both Parties.......................................6

       Nivis Responsibilities.................................................6
       Greenleaf Responsibilities.............................................6

7     Estimated Project Schedule..............................................7


8     Fees....................................................................7


9     Statement of Work Agreement.............................................7

Nivis contacts:


Nivis LLC
2859 Paces Ferry Road
Suite 1600
Atlanta, Georgia 30339
770.863.9888
www.nivis.com


Marius Chilom
CEO
marius.chilom@nivis.com
404.386.4164

Pat Sullivan
Director - Business Development
Pat.Sullivan@nivis.com.....
404.229.3539

     The parties to this Statement of Work (SOW) are Nivis, LLC ("Nivis") and Greenleaf Technologies Corporation ("Greenleaf"). This Statement of Work defines the scope of services to be performed by Nivis for Greenleaf in its production of its "NitroCast" broadband entertainment device prototype generally described under Section 1, Scope of Work below. The statement includes a definition of the scope of work, an overview of the proposed approach, deliverables, Nivis assumptions, staffing, responsibilities of both parties, a firm, definitive project schedule and professional fees and expenses.




1.       Scope of Work

     Nivis shall develop an initial product prototype that meets specifications set forth by GreenLeaf Technologies. The research and development Phase I described in this Statement of Work will result in a product, which will operate on either a Windows 9x/NT hybrid or Linux platform. The new box or better-described "component" will become the central repository and delivery mechanism for video and audio based entertainment in the home. The component will have the capability to store, download, stream and play the latest movies, deliver television programming, serve up video games and play music off the Internet and users will be able to surf the net on their TV's. Nivis will deliver to GreenLeaf a prototype device that can be used for demonstration of the above capabilities.

     Greenleaf shall provide onsite oversight of the proposed project and Nivis and its employees shall cooperate with the Greenleaf project director in a reasonable fashion. Nivis shall provide Workspace at Nivis' Atlanta facility for the Greenleaf project director to manage these activities and to provide Greenleaf staff with knowledge transfer opportunities. Nivis will provide information to the Greenleaf project director throughout product development and via the final deliverables. Nivis' obligations per this paragraph assume in depth technical knowledge on the part of the Greenleaf project director.





2.       Proposed Approach

     Nivis proposes an approach that takes into account the knowledge and expertise of both Greenleaf and Nivis personnel. We propose to meet at the Nivis during the first week of the project to fully document a working blueprint that includes processes and desired outcomes of this research and development effort. Attachment A is a Visio document that shows a graphical representation of the process. Attachment B defines each step of the process from Attachment A. Below is a high-level project plan and timeline.

[OBJECT OMITTED]

3.       Deliverables

o        Project kick-off, planning and agreement on milestone dates

     Consists of project introduction, establishment of milestones and milestone dates, development of project plan and agree on the Change Request/Scope process. All customization and/or interfaces that exceed these stated thresholds would be considered out of scope of this SOW.

o        Project Management

     Weekly Written Status Reports will be developed and maintained. The Nivis project manager will handle all Change Request/Scope Change items and their resolution.

o        BluePrint

     At the end of week 1 a comprehensive document will be delivered to GreenLeaf for signature that will include a technical and functional specification from which to continue the project. The blueprint will contain references to technology to be utilized, processes to be followed and metrics for success of each step of that process. Signature by both parties on this document will allow the project to advance to detailed development and testing.

o        Prototype Handover

     Nivis shall deliver the NitroCast device, and accompanying product software and documentation to Greenleaf upon receipt of final payment. The prototype will meet specifications mutually agreed upon in the blueprint.

o        Product Documentation

     Upon delivery of the Product, Nivis shall provide Greenleaf with complete documentation necessary for Greenleaf to operate and demonstrate the prototype. Product documentation shall be provided in both written and digital form. Greenleaf project management will coordinate with Nivis project management to mutually agree in writing to documentation deliverables within the first 5 days of the project.

     Nivis will provide all deliverables detailed in this Statement of Work and according to the mutually agreed upon Project Plan. Any additional work not included in this document must be described in a Nivis Change Request. Greenleaf agrees to respond to a change request within 24 hours of receipt. Greenleaf agrees to use this format when requesting any changes to this Statement of Work. Nivis and Greenleaf must authorize all change activity before work begins.

4.       Nivis Assumptions

     Nivis' fees, work plans, and deliverables are contingent upon the following assumptions:

1. Access to required Greenleaf management and staff will be reasonably available to the Nivis project team during this engagement.

2. Greenleaf will provide a full time (75%) project representative to work with the Nivis team during the creation of the system blueprint.

3. Greenleaf will provide timely signature approval to milestone deliverables upon their execution and acceptance as evidence of progress. If signoff is not received within 24 hours and the acting Greenleaf Project Director has not notified Nivis that the deliverable is unacceptable, the document will be considered accepted. The delivery of the signoff document to the acting Greenleaf Project Director will trigger the Nivis invoice for such milestone deliverable.

4. All hardware/software not currently in the possession of Nivis but which is required to either fulfill specific project objectives or to produce the NitroCast prototype will be provided and paid for by Greenleaf technologies. We currently estimate $45,000 in expense for these items. See Attachment C for details behind our estimate. All items requiring purchase must be documented and agreed to in writing by both Nivis and Greenleaf prior to the items purchase.

5.       Staffing

     Nivis  will  dedicate  a  Project  Manager  and a team of  application  and
technical   consultants  to  this  engagement  effort.  These  consultants  will primarily work out of the Atlanta Nivis office.

     Greenleaf personnel will be assigned to the Project team as determined by the final project plan. It is estimated that functional and technical support/management personnel will be required occasionally to assist in the delivery of Greenleaf assigned tasks (i.e. validation, process flow, industry questions, etc). A dedicated project director will work closely with the Nivis project manager to assure timely completion of assigned tasks and deliverable.


6.        Responsibilities of Both Parties

     The  spirit  of this  engagement  is one  based  on  mutual  advantage  and
partnership.   In  keeping  with  this,  the  following  outlines  each  party's responsibilities in making this project a success.

Nivis Responsibilities

     Nivis will provide a Project Manager to coordinate all activities of the engagement team and to serve as the primary point of contact with the Greenleaf management team. This will include preparation of a comprehensive, milestone-based and driven project plan that identifies, for each project milestone activity, the scheduled time frame and resources required. Nivis also will provide a weekly status report that describes the status of project activities against the plan and is responsible for all organizational communications and user acceptance planning.

Project Management Deliverables include:
o Detailed, Milestone-based Workplan - after mutual agreement is reached on the engagement scope and content.
o    Status Reports - weekly
o    Executive Briefings - every two weeks

Greenleaf Responsibilities

     Greenleaf will designate a dedicated Project Director with responsibility and authority for review and approval of deliverables under this agreement.

     In order to accomplish the tasks outlined in this Statement of Work and provide the deliverables in accordance with the rapid implementation approach, Nivis will require strict compliance from Greenleaf by the dates agreed to in the project plan. If Greenleaf does not provide any of these items by the required date specified (subject to the terms outlined in Nivis Assumptions item three), delivery dates and incremental costs to Greenleaf for Nivis deliverables will be revised accordingly, subject to the terms outlined in "Professional Arrangements" paragraph three (3) and according to the Professional Services Fee Schedule contained herein.

     Nivis will not be held responsible for delays in the timetable due to the unavailability of data or resources from Greenleaf.

7        Estimated Project Schedule

     NIVIS shall commence the work described herein on July 31, 2000 and estimates delivery all deliverables to Greenleaf on or before October 16, 2000. The estimated schedule is described in detail in section 2 above.


8        Fees

     Nivis shall perform all work pursuant to this Agreement for an estimated time and materials fee of $670,000. Fees are subject to the following:

     Payment will be due as follows: $100,000 due upon signing of this agreement. The balance will be paid as follows:

o $100,000 due on completion and signoff of initial blueprint (001 on project plan)
o $275,000 due upon completion of Windows and Linux Software development (Step 006 on project plan)
o Remaining amount (estimated to be $195,000) due upon completion (015 on project plan) on October 6, 2000. Any variance above or below the estimated cost will be settled on this final payment.
o Greenleaf and Nivis will execute a standard Consulting Agreement on or before August 15, 2000 that will include language outlining Nivis as a "work for hire" developer for Greenleaf.

1. Any change in the scope of work or due date of a milestone, requires written approval by Greenleaf and Nivis prior to proceeding and is subject to the change request process defined herein.
2. Out of scope work will be billed at the blended rate of $125/hr. Nivis shall perform no out of scope work without prior written approval of Greenleaf and Nivis.
3. Reasonable out of pocket expenses for items directly related to the project including but not limited to equipment, travel, meals, supplies etc., will be paid by Greenleaf. Any purchase over $500 will require written approval from the Greenleaf Project Director prior to purchase. Nivis will supply a list of hardware required for purchase at least 1 week in advance for signature approval. Nivis will invoice Greenleaf weekly for such expenses.


9        Statement of Work Agreement

     By signing this document, Greenleaf and Nivis agree to the terms of the Statement of Work. Greenleaf may terminate this agreement with or without cause, with a 20 day written notice. If this Agreement is terminated without cause, Greenleaf agrees to compensate Nivis for all services rendered towards this Project on a pro rata basis based on work completed through the Project cancellation date. If this Agreement is terminated for cause, Nivis shall be compensated only for delivered work of actual value to Greenleaf in its subsequent pursuit of the Project.

                        Signatures on the following page

Accepted and Agreed To:

Client:  Greenleaf Technologies Corp.                Nivis

By:/s/Gerald Warnero                                 By:/s/Marius Chilom

Name: Gerald Warnero                                 Name:    Marius Chilom

Title:  CEO                                          Title:     CEO